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                                                                 EXHIBIT 10.8(b)

                       FOURTH AMENDMENT TO LOAN AGREEMENT

Reference is made to the Loan Agreement made as of the 18th day of December, 1996, in the City of Boston, Massachusetts, U.S.A. by and between SONESTA INTERNATIONAL HOTELS LIMITED (or its assignee) organized and existing under the laws of The Bahamas and having its principal place of business at 116 Huntington Avenue, Boston, Massachusetts, U.S.A. and represented in the signature of that Agreement by PETER J. SONNABEND, VICE PRESIDENT (hereinafter referred to as the "Lender"), and MASTERS OF TOURISM organized and existing under the laws of The Arab Republic of Egypt and having its principal place of business at Salah Salem Avenue, El Abour Building, No. 13, Flat 84, Heliopolis, Cairo, Egypt and represented in the signature of that Agreement by MOHAMMED HISHAM AHMED ALY, CHAIRMAN (hereinafter referred to as the "Borrower") ("Loan Agreement"), as amended by an "Amendment to Loan Agreement", dated April 29, 1997 ("the Amendment"), and further amended by a "Second Amendment to Loan Agreement", dated September 15, 1998 (the "Second Amendment"), and further amended by a "Third Amendment to Loan Agreement", dated as of January 1, 2000 (the "Third Amendment"). This Agreement shall constitute the "Fourth Amendment" to the Loan Agreement. MOHAMMED HISHAM AHMED ALY, personally, executed the Loan Agreement, the Amendment, the Second Amendment and the Third Amendment to acknowledge his personal guaranty of the Borrower's payment and performance obligations thereunder.

         WHEREAS, the purpose of the Loan Agreement was to provide U.S. $1,000,000 to the Borrower as a loan to finance the expansion and improvement of Sonesta Beach Resort, Sharm El Sheikh (the "Hotel"), as described in the Loan Agreement; and

         WHEREAS, the purpose of the Amendment was to provide an additional U.S. $500,000 to the Borrower as a loan in connection with the further expansion of the Hotel, but Borrower subsequently informed Lender that the additional U.S. $500,000, described in the Amendment, was no longer required by the Borrower in order to complete the expansion and improvement of the Hotel, and the further expansion of the Hotel--such expansion and improvements being referred to as "Improvements" under the Loan Agreement, as amended by the Amendment; and

         WHEREAS, pursuant to the Second Amendment, Loan principal was to be repaid in seven (7) annual installments of U.S. $142,857, together with interest, with the first payment due January 1, 1999, and said principal payment was made during 1999, but accrued interest of U.S.$78,750 remained unpaid as of December 31, 1999, leaving a Loan balance of U.S. $935,893 as of December 31, 1999; and

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         WHEREAS, pursuant to the Third Amendment the parties provided for repayment of the Loan in monthly installments over five (5) years; and

         WHEREAS, the parties now desire to increase the principal balance of the Loan by U.S. $500,000, and to use the new loan proceeds for certain agreed upon purposes, and otherwise provide for the improvement and upgrading of the Hotel;

         NOW THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the terms of the Loan Agreement, as previously amended by the Amendment, the Second Amendment, and the Third Amendment, as follows:

         1. LOAN BALANCE. The parties agree and acknowledge that the outstanding principal balance of the Loan as of June 30, 2002 was U.S. $513,346.

         2. NEW LOAN PROCEEDS. In addition to the current outstanding Loan balance of U.S.$513,346, referenced in Section 1, above, Lender agrees to loan Borrower the sum of U.S.$500,000 ("New Loan Proceeds"). The New Loan Proceeds shall be used by Borrower solely for creating, and/or to reimburse Borrower for creating, the following new facilities at the Hotel:

              (i) a new 400-seat enclosed restaurant, plus outdoor seating area;

              (ii)  a new boiler;

              (iii) a new guest swimming pool;

              (iv)  new shower and locker facilities for Hotel staff; and

              (v)   an expanded and air conditioned laundry facility.

The improvements referenced in subsections (i) - (v), above, are referred to in this Fourth Amendment as the "Essential New Facilities". To the extent the New Loan Proceeds are insufficient to fund all such Essential New Facilities, funds from the Hotel operation shall be set aside for this purpose on the following basis: For every L.E. 1,000 of Hotel cash flow either distributed to Borrower, as owner of the Hotel, or used to pay personal expenses incurred by (or on behalf of) Borrower, or amounts paid to lending institutions (i.e. banks) on Borrower's behalf (including without limitation amounts paid in connection with Hotel loans), the same amount shall be set aside and used to complete the Essential New Facilities; provided, however, that if any portion of the Essential New Facilities has not been fully completed and is not available for its intended use by June 30, 2003, then no amount of cash from the Hotel operation shall thereafter be distributed to Borrower, or used for Borrower's personal expenses, or paid to such lending institutions, until either said Essential New Facilities have been fully completed and are in use, or an amount of funds have been set aside under Lender's control which is adequate, in Lender's reasonable judgment, to

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complete the Essential New Facilities. Borrower hereby assigns to Lender its rights to and interest in such cash flow for the purposes described in this Section.

         3.   FUNDING. The New Loan Proceeds shall be advanced as follows:

              (i) U.S. $200,000 upon signing this Fourth Amendment and such other loan documentation as Lender may reasonably require;

              (ii) U.S. $150,000 when Lender has determined to its reasonable satisfaction that the Essential New Facilities, taken as a whole, have been at least fifty percent (50%) completed; and

              (iii) U.S. $150,000 when items (i), (iii), (iv) and at least one other of the five (5) Essential New Facilities have been completed and are in operation.

         4. REPAYMENT OF LOAN. As the New Loan Proceeds are advanced, they shall be combined with the currently outstanding Loan proceeds (currently U.S.$513,346) for repayment purposes; that is, from the time of the execution of this Fourth Amendment until such time as the New Loan Proceeds have been fully funded, Borrower shall continue to make monthly payments of principal and interest based on the payment schedule set forth in the Third Amendment. When the New Loan Proceeds have been fully funded, the total outstanding balance of the Loan and the New Loan Proceeds will be approximately U.S. $1,000,000 (less any principal repayment from the date of this Fourth Amendment) (the "Combined Loan"). The Combined Loan balance shall be repaid in forty two (42) equal monthly payments, together with interest at the "Prime" rate charged by Citizens Bank, Boston, Massachusetts (currently 4.75%), from time to time; provided that for purposes of the Combined Loan the interest shall be adjusted twice each year, on January 1 and July 1. Attached hereto as "Exhibit A" is a payment schedule which illustrates the amortization of the Combined Loan over the forty two (42) month term (this schedule assumes a constant interest rate of 4.75% per annum; as noted above, THE ACTUAL APPLICABLE RATE OF INTEREST IS SUBJECT TO ADJUSTMENT SEMI-ANNUALLY). Loan payments shall be due and payable on or before the last day of each calendar month, as was the case under the Third Amendment regarding the Loan.

         5. REPAIRS AND MAINTENANCE, CAPITAL NEEDS. Borrower and Lender acknowledge and agree that the Hotel is in need of repairs and maintenance, and renovation. Therefore, until the Combined Loan is fully repaid, Borrower and Lender, in their capacities as Owner and Operator under the Management Agreement (referenced in Section 2.06 of the Loan Agreement) agree that Lender, as Operator under the Management Agreement, shall, as of the execution of this Fourth Amendment, increase the "Capital Reserve Account" to five percent of "Gross Revenues", in order to assure that funds are available to address such

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         repairs and maintenance and renovations, including without limitation those referenced on "Exhibit B", attached.

         6. GOVERNING LAW. Section 10.04 of the Loan Agreement is hereby amended to read as follows: This Agreement shall be governed by, construed under and interpreted in accordance with English Law.

         7. AS AMENDED, LOAN AGREEMENT OTHERWISE UNCHANGED. In all other respects, the Loan Agreement, as amended, remains unchanged and in full force and effect, including without limitation the provisions of
         Section 2.06 of the Loan Agreement under which the "Operator" under the Management Agreement between Borrower and Lender is authorized and instructed to make payments from Hotel funds directly to the Lender.

              IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective, duly authorized signatories as of July 1, 2002.


         Witness                            SONESTA INTERNATIONAL HOTELS LIMITED

         /S/                                By: /S/
         ---------------------------            --------------------------------
         Karen K. Pettiford                 Name:  Peter J. Sonnabend
                                            Title: Vice President


         Witness                            MASTERS OF TOURISM

         /S/                                By: /S/
         ---------------------------            --------------------------------
         Mahmoud Roushdy El Maghraby        Name:  Mohamed Hisham Ahmed Aly
                                            Title: Chairman

         Mohamed Hisham Ahmed Aly hereby executes this Fourth Amendment to Loan Agreement in order to acknowledge his continuing personal guaranty under the Loan Agreement, as amended, and his agreement to be a joint and several guarantor of the Borrower's obligations to the Lender.


         Witness

         /S/                                By: /S/
         ---------------------------            --------------------------------
         Mahmoud Roushdy El Maghraby            Mohamed Hisham Ahmed Aly

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